SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS
This Separation Agreement and General Release of All Claims (“Separation Agreement”) is made by and between Ideal Power Inc. (“Company”) and Ryan O’Keefe (“Employee”) with respect to the following facts:
A.    Employee is an employee of Company, employed as Company’s Senior Vice President of Business Development pursuant to that certain Employment Agreement, dated August 11, 2014 (“Employment Agreement”).
B.    The parties have mutually agreed that Employee’s employment will cease effective June 2, 2017 (“Separation Date”).
C.    The parties desire to settle all claims and issues that have, or could have been raised, in relation to Employee’s employment with Company and arising out of or in any way related to the acts, transactions or occurrences between Employee and Company to date, including, but not limited to, Employee’s employment with Company or the termination of that employment, on the terms set forth below.
THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:
Severance Package. In consideration for Employee’s execution of this Separation Agreement and in replacement of any and all obligations Company may have to Employee pursuant to Section 12 of the Employment Agreement, Company agrees to provide Employee the following payments (the “Severance Package”) outlined below. Employee acknowledges and agrees that this Severance Package constitutes adequate consideration for the promises and representations made by Employee in this Separation Agreement and satisfies all obligations Company has to Employee with respect to separation or severance pay under the Employment Agreement, including but not limited to Section 12 of the Employment Agreement.
1.1    Severance Payment. Company agrees to pay Employee a Severance Payment, to which Employee is not otherwise entitled, equivalent to three months of Employee’s Base Salary ($58,875.00), less all appropriate federal and state income and employment taxes (the “Severance Payment”). The Severance Payment will be paid over a three-month period of time (the “Severance Period”) in equal installments, with the first installment made on the later of (i) the first payday after the Effective Date of the Separation Agreement or (ii) the first payday following the Separation Date.
1.2    Bonus. Employee will be paid a bonus amount of $19,625.00, less all appropriate federal and state income and employment taxes, within two weeks of the Separation Date.
1.3    Paid Time Off. Employee’s final paycheck shall include payment for all accrued, but unused paid time off.
1.4    Benefits Continuation. To the extent Employee participates in any medical, prescription drug, dental, vision and any other “group health plan” of the Company immediately prior to Employee’s separation from service, the Company agrees to pay the premiums required to continue Employee’s group health care coverage through August 31, 2017, under the applicable provisions of 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), provided that Employee elects to continue and remains eligible for these benefits under COBRA, and does not become eligible for health insurance coverage from another employer during this period (the “COBRA Payment”).
2.    Cooperation. During the Severance Period, Employee will, at the Company’s reasonable request, contribute (but not lead) efforts to complete certain limited commercial activities that are near completion at the time of Separation. Receipt of the Severance Package shall constitute Employee’s payments for any such contributions and Employee agrees that he is not owed nor will receive any additional compensation for his efforts during the Severance Period.
3.    General Release.
3.1    Employee unconditionally, irrevocably and absolutely releases and discharges Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Company, past and present, as well as Company’s past and present employees, officers, directors, agents, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Company, including Company obligations to Employee under the Employment Agreement. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other state, federal, city, county, or local statutory claims, including, but not limited to alleged violations of the Texas Labor Code (including but not limited to the Texas Civil Rights Act, the Texas Payday Act, and the Texas Minimum Wage Law), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, the Family and Medical Leave Act, the Equal Pay Act, the Genetic Information Nondiscriminatory Act of 2008, the Lilly Ledbetter Fair Pay Restoration Act of 2009, Sections 1981-1983 of Title 42 of the United States Code, the Workers Adjustment Retraining and Notification Act, breach of the Employment Agreement, and all claims for attorneys’ fees, costs and expenses. Employee expressly waives Employee’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein.
3.2    Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Separation Agreement and agrees, nonetheless, that this Separation Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.
3.3    The parties acknowledge that this general release is not intended to bar any claims that, by statute, may not be waived, such as Employee’s claims for workers’ compensation benefits, unemployment insurance benefits, or any challenge to the validity of the form of Employee’s release of claims under the Age Discrimination in Employment Act, as set forth in this Agreement. Nothing in this Agreement is intended to, or shall, interfere with Employee’s rights under the National Labor Relations Act or federal, state, or local civil rights or employment discrimination laws (including, but not limited to, Title VII, the ADA, the Age Discrimination in Employment Act, GINA, or their state or local counterparts) to file or otherwise institute a charge, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing those laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of the release, non-disparagement or confidentiality clauses of this Agreement. Employee shall not, however, be entitled to any relief, recovery, or monies in connection with any such matter brought against any of the Released Parties, regardless of who filed or initiated any such complaint, charge, or proceeding.
3.4    Employee declares and represents that Employee intends this Separation Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.
4.    Representation Concerning Filing of Legal Actions. Employee represents that, as of the date of this Separation Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Company or any of the other Released Parties in any court or with any governmental agency.
5.    Nondisparagement. Employee agrees that Employee will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame the personal and/or business reputations, practices or conduct of Company or any of the other Released Parties.
6.    Return of Company Property. Employee warrants and represents that on or before the Separation Date, Employee will return to Company all Company property in Employee’s possession or control, including, but not limited to, credit cards, access cards, keys to Company buildings or property, all Company equipment, computers, cell phones and other electronic equipment, and all Company documents and papers, customer lists, manuals, files, price lists, and all other trade secrets and/or confidential Company information, and all copies thereof, in paper, electronic, or in any other form. To the extent Employee has Company documents or other data in electronic or hard-copy form, Employee warrants and represents that Employee will promptly return all such documents and data to Company and destroy and/or delete any and all duplicates of such documents or data. Employee also warrants and represents that Employee has disclosed to Company all passwords, codes, and any other mechanism by which Employee has or had access to Company’s computer systems or facilities. Employee promises not to access or attempt to access Company’s computer systems or software after the Separation Date, nor will Employee provide information to any other person or entity that will allow that party unauthorized access to Company’s computer systems or software or facilities. Employee further warrants and represents that Employee has not compromised, corrupted, misappropriated, damaged or inappropriately shared, uploaded, or downloaded data belonging or relating to Company’s computer systems or its business. To the extent Employee utilizes Company property or data during the Severance Period in compliance with Section 3 above, Employee agrees to return all such Company property or data at the conclusion of the Severance Period or at any date prior, at Company’s request.

7.    No Admissions. By entering into this Separation Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
8.    Older Workers’ Benefit Protection Act. This Separation Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Employee is advised to consult with an attorney before executing this Separation Agreement.
8.1    Acknowledgments/Time to Consider. Employee acknowledges and agrees that (a) Employee has read and understands the terms of this Separation Agreement; (b) Employee has been advised in writing to consult with an attorney before executing this Separation Agreement; (c) Employee has obtained and considered such legal counsel as Employee deems necessary; (d) Employee has been given twenty-one (21) days to consider whether or not to enter into this Separation Agreement (although Employee may elect not to use the full 21‑day period at Employee’s option); and (e) by signing this Separation Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.
8.2    Revocation/Effective Date. This Separation Agreement shall not become effective or enforceable until the eighth day after Employee signs this Separation Agreement. In other words, Employee may revoke Employee’s acceptance of this Separation Agreement within seven (7) days after the date Employee signs it. Employee’s revocation must be in writing and received by the Company, attn. Timothy Burns, CFO, e-mail address: tim.burns@idealpower.com on or within seven days after the date Employee signs it in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Separation Agreement shall become binding and enforceable on the eighth day (“Effective Date”). The Severance Package will become due and payable in accordance with Section 2, provided Employee does not revoke.
8.3    Preserved Rights of Employee. This Separation Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Separation Agreement. In addition, this Separation Agreement does not prohibit Employee from challenging the validity of this Separation Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.
9.    Compliance with Surviving Provisions of PIIA. Employee agrees to continue to abide by the surviving provisions of the Proprietary Information and Inventions Agreement (the “PIIA”), which he previously signed in connection with his employment at Company, including the requirement to sign and return the Termination Certification attached to the PIIA.
10.    Cooperation. In the event that any charge, complaint or lawsuit is filed against Employer or any of its affiliates, Employee agrees to provide reasonable cooperation to Employer in the defense of the same. Such cooperation may include, without limitation, meeting with and providing information to Employer’s agents and attorneys upon reasonable notice and at mutually agreed upon times and places.

11.    Severability. In the event any provision of this Separation Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.
12.    Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof.
13.    Governing Law; Forum. The validity, interpretation and performance of this Separation Agreement shall be construed and interpreted according to the laws of the United States of America and the State of Texas without giving effect to conflicts of law principles. Employee agrees that any disputes or litigation that may arise with respect to the Separation Agreement shall be brought and prosecuted in Travis County, Texas and waives any and all objections to the location of such litigation, including but not limited to objections based on forum non conveniens. In addition, Employee irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Travis County, Texas, as applicable, for any matter arising out of or relating to this Separation Agreement.
14.    Counterparts. This Separation Agreement may be signed in counterparts, each such counterpart being as be signed and conveyed by facsimile or electronic mail via PDF and such signature will be binding on the person signing.
15.    Entire Agreement; Modification. This Separation Agreement, including the surviving provisions of the PIIA and any prior arbitration agreement previously executed by Employee, which are incorporated herein by reference, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. This Separation Agreement may be amended only by a written instrument executed by all parties hereto.
THE PARTIES TO THIS SEPARATION AGREEMENT HAVE READ THE FOREGOING SEPARATION AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS SEPARATION AGREEMENT ON THE DATES SHOWN BELOW.

Dated:	6/2/2017	By:	/s/ Ryan O'Keefe
Ryan O'Keefe

Ideal Power Inc.

Dated:	6/2/2017	By:	/s/ Tim Burns
Timothy Burns
Chief Financial Officer